Boulder Growth & Income Fund, Inc

	Record date shares (Common):	11,327,784.000			Record date shares (AMPS):	1,000		Combined record date shares:	11,328,784.00

		Common				AMPS		Combined Totals (Common & Preferred)

	Shares Voted	% of Outstanding	% of Voted		Shares Voted	% of Outstanding	% of Voted		Shares Voted	% of Outstanding	% of Voted

Proposal #1	Election of Directors				Election of Directors				Election of Directors

	Joel W. Looney
For	6,743,313.240	59.529%	97.512%
Withheld	172,025.980	1.519%	2.488%
Total Voted	6,915,339.220	61.048%	100.000%

	Dennis R. Causier
For	6,736,814.500	59.472%	97.418%
Withheld	178,524.730	1.576%	2.582%
Total Voted	6,915,339.230	61.048%	100.000%

	Dr. Dean L. Jacobson
For	6,743,738.240	59.533%	97.519%
Withheld	171,600.980	1.515%	2.481%
Total Voted	6,915,339.220	61.048%	100.000%

					John S. Horejsi
				For	787.000	78.700%	90.773%
				Withheld	80.000	8.000%	9.227%
				Total	867.000	86.700%	100.000%
					Richard I. Barr
				For	787.000	78.700%	90.773%
				Withheld	80.000	8.000%	9.227%
				Total	867.000	86.700%	100.000%

Proposal #2	Implementation of a managed distribution policy
For	6,859,217.540	60.552%	99.188%	For	584.000	58.400%	87.952%	For	6,859,801.540	60.552%	99.187%
Against	46,412.360	0.410%	0.671%	Against	80.000	8.000%	12.048%	Against	46,492.360	0.410%	0.672%
No Vote	-	0.000%	0.000%	No Vote		0.000%	0.000%	No Vote	-	0.00	-
Total Voted	6,915,339.230	61.048%	100.000%	Total Voted	664.000	66.400%	100.000%	Total Voted	6,916,003.230	61.048%	100.000%

Proposal #3	Amendment to the funds Charter to provide number of five
For	6,822,599.390	60.229%	98.659%	For	40.000	4.000%	33.333%	For	6,822,639.390	60.224%	98.658%
Against	66,905.500	0.591%	0.967%	Against	80.000	8.000%	66.667%	Against	66,985.500	0.591%	0.969%
Abstain	25,834.330	0.228%	0.374%	Abstain	-	0.000%	0.000%	Abstain	25,834.330	0.228%	0.374%
No Vote	-	0.000%	0.000%	No Vote	-	0.000%	0.000%	No Vote	-	0.00%	0.00%
Total Voted	6,915,339.220	61.048%	100.000%	Total Voted	120.000	12.000%	100.000%	Total Voted	6,915,459.220	61.043%	100.000%

In connection with the Annual Meeting of Shareholders of Boulder Growth & Income Fund, Inc PFPC hereby certifies the above tabulation of shareholder ballots.